Exhibit 99.1

PRELIMINARY PROXY CARD—SUBJECT TO COMPLETION

VIASYSTEMS GROUP, INC.

Special Meeting of Stockholders

[—], 2014, [—] a.m. (Central Time)

This proxy is solicited by the Board of Directors of Viasystems Group, Inc. (the “Board of Directors”)

The stockholder(s) hereby appoint(s) David M. Sindelar and Gerald G. Sax or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of VIASYSTEMS GROUP, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of the Viasystems stockholders to be held at [—] a.m. (Central Time) on [—], 2014, at the Sheraton Clayton Plaza Hotel, located at 7730 Bonhomme Avenue, St. Louis, Missouri 63105 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side

VIASYSTEMS GROUP, INC. 101 SOUTH HANLEY ROAD ST. LOUIS, MO 63105 ATTN: DANIEL WEBER

VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope that has been provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.	For	Against	Abstain

1 Adoption of the Merger Agreement, dated as of September 21, 2014, by and among Viasystems Group, Inc., TTM Technologies, Inc., and Vector Acquisition Corp.	☐	☐	☐

2 Approval, on a non-binding, advisory basis, of the compensation that will or may be paid by Viasystems to its named executive officers in connection with the Merger.	☐	☐	☐

3      Approval of any proposal that may be made by the Chairman of the Board of Directors to adjourn the special meeting (1) to the extent necessary to ensure that any supplement or amendment to the proxy statement that is required by applicable legal requirements is timely provided to stockholders, (2) if, as of the time for which the special meeting is originally scheduled, there are insufficient shares of common stock represented, in person or by proxy, to constitute a quorum, or (3) to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement.

	☐	☐	☐

NOTE:Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here (see reverse for instructions)	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement, AR/10K Wrap is/are available at www.proxyvote.com.